Exhibit 5.2

May 7, 2021

Expedia Group, Inc.

1111 Expedia Group Way W.

Seatte, Washington 98119

To the addressee set forth above:

We have acted as local Colorado and Nevada counsel to Expedia Group, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an offer to exchange:

(i) an aggregate principal amount of up to $500,000,000 of the Company’s outstanding 3.600% Senior Notes due 2023 (the “Original 2023 Notes”) and the related guarantees (the “Original 2023 Notes Guarantees”), issued pursuant to that certain Indenture, dated as of July 14, 2020 (the “2023 Notes Indenture”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including BedandBreakfast.com, Inc., a Colorado corporation, CarRentals.com, Inc., a Nevada corporation, Egencia LLC, a Nevada limited liability company, Travelscape, LLC, a Nevada limited liability company, and WWTE, Inc., a Nevada corporation (collectively, the “Guarantors”), and U.S. Bank National Association (“U.S. Bank”), as trustee, for an equal principal amount of the Company’s 3.600% Senior Notes due 2023 (the “2023 Exchange Notes”) and the related guarantees (the “2023 Exchange Notes Guarantees”), issued pursuant to the 2023 Notes Indenture;

(ii) an aggregate principal amount of up to $750,000,000 of the Company’s 4.625% Senior Notes due 2027 (the “Original 2027 Notes”) and the related guarantees (the “Original 2027 Notes Guarantees”), issued pursuant to that certain Indenture, dated as of July 14, 2020 (the “2027 Notes Indenture”), by and among the Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Guarantors, and U.S. Bank, as trustee, for an equal principal amount of the Company’s 4.625% Senior Notes due 2027 (the “2027 Exchange Notes”) and the related guarantees (the “2027 Exchange Notes Guarantees”), issued pursuant to the 2027 Notes Indenture; and

(iii) an aggregate principal amount of up to $1,000,000,000 of the Company’s 2.950% Senior Notes due 2031 (the “Original 2031 Notes” and, together with the Original 2023 Notes and the Original 2027 Notes, the “Original Notes”) and the related guarantees (the “Original 2031 Notes Guarantees” and, together with the Original 2023 Notes Guarantees and the Original 2027 Notes Guarantees, the “Original Notes Guarantees”), issued pursuant to that certain Indenture, dated as of March 3, 2021 (the “2031 Notes Indenture” and, together with the 2023 Notes Indenture and the 2027 Notes Indenture, the “Indentures”), by and among Company, the Subsidiary Guarantors (as defined therein) party thereto, including the Guarantors, and U.S. Bank, as trustee, for an equal principal amount of the Company’s 2.950% Senior Notes due 2031 (the “2031 Exchange Notes” and, together with the 2023 Exchange Notes and the 2027 Exchange Notes, the “Exchange Notes”) and the related guarantees (the “2031 Exchange Notes Guarantees” and, together with the 2023 Exchanges Notes Guarantees and the 2027 Exchange Notes Guarantees, the “Exchange Notes Guarantees” and, together with the Exchange Notes, the “Exchange Securities”), issued pursuant to the 2031 Notes Indenture.

100 North City Parkway, Suite 1600
Las Vegas, NV 89106

main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Expedia Group, Inc.

May 7, 2021

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the registration and issuance of the Exchange Securities, all as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the terms of such issuance will be in compliance with applicable laws.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indentures, including the Exchange Guarantees contained therein, and the form of the Exchange Notes, (iii) the articles of incorporation and bylaws, or the articles of organization and operating agreements, as applicable, each as amended to date, of each of the Guarantors, and (iv) such agreements, instruments, resolutions, minutes of meetings, written consents and other corporate or limited liability company records of the Guarantors, and such other documents, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) we have obtained from officers, managers and other representatives and agents of the Guarantors, and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in issuing this opinion letter we have, with your permission, assumed without independent verification that: (i) the Indentures and the Exchange Notes have been duly authorized by the Company, the Indentures have been duly executed and delivered by the Company and the trustee, and the Exchange Notes will be duly executed and delivered by the Company; (ii) the obligations of each party set forth in the in the documents we have reviewed are valid, binding and enforceable in accordance with their respective terms; (iii) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters; (iv) each natural person executing such documents had at such time or has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vi) all corporate and limited liability company records made available to us by the Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the States of Colorado and Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Colorado and the general corporate and limited liability company laws of the State of Nevada, each in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.             Each of the Guarantors is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Colorado or the State of Nevada, as applicable.

2.             Each of the Guarantors has the corporate or limited liability company, as applicable, power and authority to execute and deliver the Indentures and to perform its obligations thereunder, including the guarantees of the Exchange Notes pursuant to the Exchange Guarantees.

Expedia Group, Inc.

May 7, 2021

3.             The Indentures have been duly authorized, executed and delivered by each of the Guarantors, and the guarantees of the Exchange Notes by each of the Guarantors pursuant to the Exchange Guarantees have been duly authorized by each of the Guarantors.

The opinions contained herein are subject to, and we express no opinion as to, the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, anti-deficiency, and other similar laws, rules and regulations now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act (as codified in Colorado Revised Statutes Title 38, Article 8, and Nevada Revised Statutes Chapter 112, as applicable), and any other laws relating to fraudulent or unlawful conveyances, distributions and transfers.

The opinions expressed herein are based upon the applicable laws of the States of Colorado and Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, we also consent to Wachtell, Lipton, Rosen & Katz relying on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Exchange Securities, as filed with the Commission as an exhibit to the Registration Statement. In giving such consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP